As filed with the Securities and Exchange Commission on January 13, 2009
Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED	MARYLAND	31-0724920
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
HUNTINGTON CAPITAL III	DELAWARE	31-1611041
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
HUNTINGTON CAPITAL IV	DELAWARE	31-1611043
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
HUNTINGTON CAPITAL V	DELAWARE	31-1611045
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
HUNTINGTON CAPITAL VI	DELAWARE	31-1611046
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Huntington Center
41 South High Street
Columbus, Ohio 43287
(614) 480-8300
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard A. Cheap, Esq.
General Counsel and Secretary
Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287
(614) 480-4647
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Nicholas G. Demmo, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
		Maximum	Aggregate	Amount of
Title of Each Class of	Amount to be	Offering	Offering	Registration
Securities to be Registered	Registered(1)	Price Per Unit(1)	Price(1)	Fee(2)
Common Stock, par value $0.01
Preferred Stock, par value $0.01
Depositary Shares
Debt Securities
Junior Subordinated Debt Securities
Warrants
Stock Purchase Contracts for Preferred Stock
Guarantees of payment by Huntington Bancshares Incorporated(3)
Trust Preferred Securities of Huntington Capital III
Trust Preferred Securities of Huntington Capital IV
Trust Preferred Securities of Huntington Capital V
Trust Preferred Securities of Huntington Capital VI
Guarantees of Normal, Stripped and Capital Securities of Huntington Capital IV, of Huntington Capital V and of Huntington Capital VI(3)
Normal Securities of Huntington Capital IV, of Huntington Capital V and of Huntington Capital VI
Stripped Securities of Huntington Capital IV, of Huntington Capital V and of Huntington Capital VI
Capital Securities of Huntington Capital IV, of Huntington Capital V and of Huntington Capital VI

(1)	This registration covers an indeterminate number of securities of each identified class of the Registrants as may from time to time be issued at indeterminate prices. Any registered securities may be sold separately or as units with other securities registered under this Registration Statement.

(2)	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee.

(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for the guarantees.

Notes

Huntington Bancshares Incorporated’s common stock is listed and traded on the Nasdaq Global Select Market under the symbol “HBAN.” Huntington Bancshares Incorporated’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock is listed and traded on the NASDAQ under the symbol “HBANP.”

These securities are unsecured obligations of the applicable registrant and are not savings accounts, deposits, or other obligations of any of Huntington Bancshares Incorporated’s bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The prospectus included herein is dated January 13, 2009.

PROSPECTUS

Huntington Bancshares Incorporated

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Junior Subordinated Debt Securities
Warrants
Guarantees
Stock Purchase Contracts for Preferred Stock

Huntington Capital III

Trust Preferred Securities

Huntington Capital IV
Huntington Capital V
Huntington Capital VI

Trust Preferred Securities
Normal Securities
Stripped Securities
Capital Securities

Huntington Center
41 South High Street
Columbus, Ohio 43287
(614) 480-8300

This prospectus is dated January 13, 2009. The securities listed above may be offered and sold, from time to time, by Huntington Bancshares Incorporated (which may be referred to as “we” or “us”), or by Huntington Capital III, Huntington Capital IV, Huntington Capital V, and Huntington Capital VI (the “Trusts,” and, collectively with us, the “Issuers”) and/or one or more selling securityholders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering. The applicable Issuer will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Each of the Trusts is a statutory trust formed under the laws of the State of Delaware.

Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “HBAN.” Our 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock is listed and traded on the NASDAQ under the symbol “HBANP.”

These securities are unsecured obligations of the applicable Issuer and are not savings accounts, deposits, or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Page

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	3
INFORMATION INCORPORATED BY REFERENCE	3
FORWARD-LOOKING STATEMENTS	5
HUNTINGTON BANCSHARES INCORPORATED	5
USE OF PROCEEDS	7
RATIO OF EARNINGS TO FIXED CHARGES	7
CERTAIN ERISA CONSIDERATIONS	7
LEGAL MATTERS	8
EXPERTS	8
EX-5.A: OPINION OF VENABLE LLP
EX-5.B: OPINION OF RICHARDS, LAYTON & FINGER, P.A.
EX-23.C: CONSENT OF DELOITTE & TOUCHE LLP
EX-24.A: POWER OF ATTORNEY
EX-25.A: FORM T-1
EX-25.B: FORM T-1
EX-25.C: FORM T-1
EX-25.D: FORM T-1
EX-25.E: FORM T-1
EX-25.F: FORM T-1
EX-25.G: FORM T-1
EX-25.H: FORM T-1
EX-25.I: FORM T-1
EX-25.J: FORM T-1
EX-25.K: FORM T-1
EX-25.L: FORM T-1
EX-25.M: FORM T-1
EX-25.N: FORM T-1
EX-25.O: FORM T-1
EX-25.P: FORM T-1
EX-25.Q: FORM T-1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we and/or the Trusts or one or more selling securityholders to be identified in the future may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

The following securities may be offered from time to time:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	junior subordinated debt securities;

•	warrants;

•	guarantees; or

•	stock purchase contracts for preferred stock.

Each of the Trusts may sell trust preferred securities — and Huntington Capital IV, Huntington Capital V and Huntington Capital VI may sell normal securities, stripped securities and capital securities — representing undivided beneficial interests in all or certain assets of the Trusts, which may be guaranteed by us. In addition, any combination of the securities described in this paragraph may be sold in one or more offerings from time to time by one or more selling securityholders to be identified in the future.

Each time we or the Trusts sell securities, the applicable Issuer will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information the Issuers incorporate by reference or present in this prospectus or the relevant prospectus supplement. The Issuers have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information. The Issuers may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. The Issuers are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

The Issuers may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Issuers directly or through dealers or agents designated from time to time. If any of the Issuers, directly or through agents, solicit offers to purchase the securities, the applicable Issuer reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

One or more of our subsidiaries, including The Huntington Investment Company, may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.huntington.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the Trusts and the securities offered by us and the Trusts. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus until the termination of the offering of these securities:

•	Annual Report on Form 10-K for the year ended December 31, 2007 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement filed on March 10, 2008);

•	Quarterly Reports on Form 10-Q for the periods ending September 30, 2008, June 30, 2008, and March 31, 2008;

•	Current Reports on Form 8-K filed on November 18, 2008; November 14, 2008; November 10, 2008; October 27, 2008; October 16, 2008; August 18, 2008; August 1, 2008; July 22, 2008; July 17, 2008; June 20, 2008; May 8, 2008; May 6, 2008 (two Current Reports); April 22, 2008 (two Current Reports); April 16, 2008; March 17, 2008, March 7, 2008, March 6, 2008, March 4, 2008 (which amends the Current Report on Form 8-K dated July 1, 2007), February 28, 2008, January 22, 2008, January 17, 2008, January 10, 2008, and January 3, 2008;

•	The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on April 28, 1967, including any subsequently filed amendments and reports updating such description; and

•	The description of our 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on May 19, 2008, including any subsequently filed amendments and reports updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Upon written or oral request, we will provide — at no cost to the requester — a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may make a request by writing to the following address or calling the following telephone number:

Jay Gould Sr.
Investor Relations
Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287
Phone: (614) 480-4060

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains or incorporates by reference forward-looking statements about the Issuers that are intended to be subject to the safe harbors created under U.S. federal securities laws. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those under the heading “Risk Factors” included in our Annual Reports on Form 10-K, and other factors described in our periodic reports filed from time to time with the Securities and Exchange Commission. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under “Risk Factors” in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on us and/or the Trusts’ business, financial condition and results of operations.

We and the Trusts encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Neither we nor the Trusts are under any obligation or intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if future events or experiences make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our and/or the Trusts’ business, results of operations, financial condition or prospects.

HUNTINGTON BANCSHARES INCORPORATED

We are a multi-state diversified financial holding company organized under Maryland law in 1966 and headquartered in Columbus, Ohio. Through our subsidiaries, including our bank subsidiary, The Huntington National Bank, organized in 1866, we provide full-service commercial and consumer banking services, mortgage banking services, automobile financing, equipment leasing, investment management, trust services, brokerage services, customized insurance service programs, and other financial products and services. Our banking offices are located in Ohio, Michigan, Pennsylvania, Indiana, West Virginia, and Kentucky. Selected financial service activities are also conducted in other states including: Auto Finance and Dealer Services offices in Arizona, Florida, New Jersey, Tennessee, and Texas; Private Financial and Capital Markets Group offices in Florida; and Mortgage Banking offices in Maryland and New Jersey. Huntington Insurance offers retail and commercial insurance agency services in Ohio, Pennsylvania, Michigan, Indiana, and West Virginia. International banking services are available through the headquarters office in Columbus and limited purpose offices located in the Cayman Islands and Hong Kong.

As a registered financial holding company, we are subject to the supervision of the Federal Reserve. We are required to file with the Federal Reserve reports and other information regarding our business operations and the business operations of our subsidiaries.

We are a separate and distinct legal entity from our bank and other subsidiaries. Our principal source of funds to make payments on securities is dividends from The Huntington National Bank. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. At September 30, 2008, The Huntington National Bank could not have declared and paid any additional dividends to us without regulatory approval. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. The notes to our consolidated financial statements contained in our annual and quarterly filings with the SEC, which are incorporated by reference into this prospectus, describe the legal and contractual restrictions on the ability of our subsidiaries to make payment to us of dividends, loans, or advances.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities by an Issuer will be added to our general funds and will be available for general corporate purposes, including, among other things:

•	the repayment of existing indebtedness,

•	the repurchase of our common stock,

•	investments in, or extensions of credit to, our existing or future subsidiaries, and

•	the financing of possible acquisitions.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges for the last five fiscal years, and for the latest interim period for which financial statements are presented in this document, are indicated below.

	Nine Months Ended		Twelve Months Ended
	September 30,		December 31,
	2008		2007		2006		2005		2004		2003

Ratio of Earnings to Fixed Charges
Excluding interest on deposits	2.59	x	1.05	x	2.49	x	3.23	x	3.88	x	3.91	x
Including interest on deposits	1.43	x	1.02	x	1.48	x	1.79	x	2.23	x	2.12	x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	2.47	x	1.05	x	2.49	x	3.23	x	3.88	x	3.91	x
Including interest on deposits	1.42	x	1.02	x	1.48	x	1.79	x	2.23	x	2.12	x

CERTAIN ERISA CONSIDERATIONS

Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) pension, profit sharing, and other employee benefit plans which are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, accounts, and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under federal, state, local, non-U.S., or other laws or regulations that are similar to any of the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plans, accounts, or arrangements. Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such pension, profit sharing, or other employee benefit plans that are subject to Section 406 of ERISA or Section 4975 of the Code. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory, class, or administrative exemption. A fiduciary of any such plan, account, or arrangement must determine that the purchase and holding of an interest in the offered securities is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for the Issuers by Wachtell, Lipton, Rosen & Katz and Venable LLP. Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts, will pass upon certain legal matters for the Trusts. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of Huntington Bancshares Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, SFAS No. 156, Accounting for Servicing of Financial Assets, and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, in 2006, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered:

Registration Fee	*
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
FINRA filing fee	**
Trustee Fees and Expenses	**
Blue Sky Fees and Expenses	**
Printing Fees	**
Rating Agency Fees	**
Miscellaneous	**
TOTAL	**

*	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The charter of Huntington Bancshares Incorporated provides that it shall indemnify its directors to the full extent of the general laws of the State of Maryland now or hereafter in force, including the advance of expenses to directors subject to procedures provided by such laws; its officers to the same extent it shall indemnify its directors; and its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with Maryland law.

Section 2-418 of the Maryland General Corporation law provides, in substance, that a corporation may indemnify any present or former director or officer, or any individual who, while a director or officer of the corporation and at the request of the corporation, has served another enterprise as a director, officer, partner, trustee, employee or agent who is made, or threatened to be made, a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, unless it is proved that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property, or services; or, (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the above, a director or officer may not be indemnified in respect of any proceeding, by or in the right of the corporation, in which such director or officer shall have been adjudged liable to the corporation or in respect of any proceeding charging improper receipt of a personal benefit unless in either case a court orders indemnification and then only for expenses.

Termination of any proceeding by judgment, order, or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct. Termination of any proceeding by conviction, plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct. The corporation may not choose to indemnify the director or officer unless the indemnification is authorized for a specific proceeding, after a determination that indemnification is permissible because the requisite standard of conduct has been met (1) by a majority of a quorum of directors not, at the time, parties to the proceeding (or if such a quorum cannot be obtained, then by a majority of a committee of one or more such directors designated by a majority of the full board); (2) by special legal counsel selected by the board of directors; or (3) by the stockholders (other than stockholders who are also directors or officers who are parties to the proceeding).

Section 2-418 provides that, unless otherwise limited by charter, a present or former director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made party by reason of his service as a director or officer shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding. Additionally, the statute provides that a court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, may order indemnification in the following circumstances: (1) if it determines a director or officer is entitled to reimbursement pursuant to a director’s or officer’s success, on the merits or otherwise, in the defense of any proceeding he is made a party by reason of his service as a director or officer, the court shall order indemnification, in which case the director or officer shall be entitled to recover the expenses of securing such reimbursement; or (2) if it determines that a director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the case of a proceeding charging improper personal benefit to the director or officer, shall be limited to expenses.

The reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of both a written affirmation by the director or officer of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director or officer to repay the amount if it shall be ultimately determined that the standard of conduct has not been met.

The indemnification and advancement of expenses provided or authorized by Section 2-418 are not exclusive of any other rights to which a director or officer may be entitled both as to action in his official capacity and as to action in another capacity while holding such office.

Pursuant to Section 2-418, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation serving as a director, officer, partner, trustee, employee, or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under Section 2-418. A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, which is not inconsistent with Section 2-418. A subsidiary or an affiliate of the corporation may provide the insurance or similar protection.

The foregoing is only a general summary of certain aspects of Maryland law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

Subject to certain exceptions, the directors and officers of Huntington Bancshares Incorporated and its affiliates are insured (subject to certain maximum amounts and deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as such directors or officers or while acting in their capacities as fiduciaries in the administration of certain of Huntington Bancshares Incorporated’s employee benefit programs. Huntington Bancshares Incorporated is insured, subject to certain retentions and exceptions, to the extent it shall have indemnified the directors and officers for such loss.

ITEM 16.	EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit	Description

1(a).*	Form of Underwriting Agreement.
4(a).	Articles of Restatement of Charter — previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.
4(b).	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on May 31, 2007, and incorporated herein by reference.
4(c).	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on May 8, 2008, and incorporated herein by reference.
4(d).	Articles Supplementary — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on April 22, 2008, and incorporated herein by reference.
4(e).	Articles Supplementary — previously filed as Exhibit 3.2 to Current Report on Form 8-K, filed with the SEC on April 22, 2008, and incorporated herein by reference.
4(f).	Articles Supplementary — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on November 14, 2008, and incorporated herein by reference.
4(g).	Articles Supplementary — previously filed as Exhibit 3.4 to Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated herein by reference.
4(h).*	Form of Articles Supplementary.
4(i).	Bylaws, as amended and restated as of July 16, 2008 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on July 22, 2008 and incorporated herein by reference.
4(j).	Senior Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), Trustee — previously filed as Exhibit 4(d) to Form S-3 (File No. 333-131143) filed with the SEC on January 19, 2006, and incorporated herein by reference.
4(k).	Subordinated Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), Trustee — previously filed as Exhibit 4(e) to Form S-3 (File No. 333-131143) filed with the SEC on January 19, 2006, and incorporated herein by reference.
4(l).*	Form of Fixed Rate Note.
4(m).*	Form of Floating Rate Note.
4(n).	Certificate of Trust of Huntington Capital III — previously filed as Exhibit 4(i) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(o).	Declaration of Trust of Huntington Capital III — previously filed as Exhibit 4(j) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(p).	Certificate of Trust of Huntington Capital IV — previously filed as Exhibit 4(k) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.

Exhibit	Description

4(q).	Declaration of Trust of Huntington Capital IV — previously filed as Exhibit 4(l) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(r).	Certificate of Trust of Huntington Capital V — previously filed as Exhibit 4(m) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(s).	Declaration of Trust of Huntington Capital V — previously filed as Exhibit 4(n) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(t).	Certificate of Trust of Huntington Capital VI — previously filed as Exhibit 4(o) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(u).	Declaration of Trust of Huntington Capital VI — previously filed as Exhibit 4(p) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(v).	Form of Amended and Restated Declaration of Trust of Huntington Capital III, IV, V and VI — previously filed as Exhibit 4(q) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(w).	Form of Amended and Restated Trust Agreement for Normal, Stripped and Capital Securities of Huntington Capital IV, V and VI — previously filed as Exhibit 4(u) to Post-Effective Amendment No. 2 to Form S-3 (File No. 333-131143) on March 25, 2008, and incorporated herein by reference.
4(x).	Form of Junior Subordinated Indenture between Huntington Bancshares Incorporated and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee, to be used in connection with the issuance of Junior Subordinated Debt Securities — previously filed as Exhibit 4(r) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(y).	Form of Junior Subordinated Note — previously filed as Exhibit 99.2 to Current Report on Form 8-K filed with the SEC on May 8, 2007 and incorporated herein by reference.
4(z).	Warrant to purchase up to 23,562,994 shares of common stock, issued on November 14, 2008 — previously filed as Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on November 14, 2008 and incorporated herein by reference.
4(aa).*	Form of Warrant Agreement, including form of Warrant Certificate.
4(bb).	Form of Guarantee Agreement for Huntington Capital III, IV, V and VI — previously filed as Exhibit 4(u) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(cc).	Form of Trust Preferred Security — previously filed as Exhibit 4(v) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(dd).	Forms of Normal, Stripped and Capital Securities — previously filed as Exhibit 4(aa) to Post-Effective Amendment No. 2 to Form S-3 (File No. 333-131143) on March 26, 2008, and incorporated herein by reference.
4(ee).	Form of Guarantee Agreement with respect to Normal, Stripped and Capital Securities of Huntington Capital IV, V and VI — previously filed as Exhibit 4(bb) to Post-Effective Amendment No. 2 to Form S-3 (File No. 333-131143) on March 26, 2008, and incorporated herein by reference.
4(ff).*	Form of Purchase Contract Agreement.
4(gg).*	Form of Collateral Agreement.

Exhibit	Description

4(hh).*	Form of Depositary Agreement including form of Depositary Receipt.
4(ii).	Specimen Certificate of Series A Preferred Stock — previously filed as Exhibit 4.1 to Current Report on Form 8-K, filed with the SEC on April 22, 2008, and incorporated herein by reference.
5(a).	Opinion of Venable LLP as to the legality of the common stock, preferred stock, depositary shares, debt securities, junior subordinated debt securities, warrants, guarantees and stock purchase contracts for preferred stock to be issued by Huntington Bancshares Incorporated (including the consent of such counsel).
5(b).	Opinion of Richards, Layton & Finger, P.A. as to the legality of the trust preferred securities to be issued by Huntington Capital III, IV, V and VI (including the consent of such counsel) and the legality of the normal, stripped and capital Securities of Huntington Capital IV, V and VI (including the consent of such counsel).
8(a).*	Opinion as to certain tax matters (including the consent of such counsel).
10(a).*	Form of Remarketing Agreement.
12(a).	Computation of the Ratio of Earnings to Fixed Charges — previously filed as Exhibit 12.1 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and incorporated herein by reference.
12(b).	Computation of the Ratio of Earnings to Fixed Charges and Preferred Stock Dividends — previously filed as Exhibit 12.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and incorporated herein by reference.
23(a).	Consent of Venable LLP (included in Exhibit 5(a)).
23(b).	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5(b)).
23(c).	Consent of Deloitte & Touche LLP.
24(a).	Power of Attorney.
25(a).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Senior Indenture.
25(b).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Subordinated Indenture.
25(c).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Junior Subordinated Indenture.
25(d).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital III.
25(e).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital IV.
25(f).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital V.
25(g).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital VI.
25(h).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital III.

Exhibit	Description

25(i).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. under the Guarantee for the benefit of the holders of the Trustee Preferred Securities of Huntington Capital IV.
25(j).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital V.
25(k).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital VI.
25(l).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as property trustee under the Amended and Restated Trust Agreement for Normal, Stripped and Capital Securities of Huntington Capital IV.
25(m).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as property trustee under the Amended and Restated Trust Agreement for Normal, Stripped and Capital Securities of Huntington Capital V.
25(n).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as property trustee under the Amended and Restated Trust Agreement for Normal, Stripped and Capital Securities of Huntington Capital VI.
25(o).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Normal, Stripped and Capital Securities of Huntington Capital IV.
25(p).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Normal, Stripped and Capital Securities of Huntington Capital V.
25(q).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Normal, Stripped and Capital Securities of Huntington Capital VI.

*	To be filed subsequently on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(A) The applicable undersigned Registrant undertakes that in a primary offering of securities of the applicable undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the applicable undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the applicable undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the applicable undersigned Registrant or used or referred to by the applicable undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the applicable undersigned Registrant or its securities provided by or on behalf of the applicable undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the applicable undersigned Registrant to the purchaser.

(B) The applicable undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the applicable Registrant pursuant to the foregoing provisions, or otherwise, the applicable Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the applicable Registrant of expenses incurred or paid by a director, officer or controlling person of the applicable Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Huntington Bancshares Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 13, 2009.

HUNTINGTON BANCSHARES INCORPORATED

/s/ Donald R. Kimble Name: Donald R. Kimble Title: Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 13, 2009, by the following persons in the capacities with Huntington Bancshares Incorporated indicated:

Signature:	Title:

* Thomas E. Hoaglin	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)

* Donald R. Kimble	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

* Thomas P. Reed	Controller and Senior Vice President (Principal Accounting Officer)

* Raymond J. Biggs	Director

* Don M. Casto III	Director

* Michael J. Endres	Director

* Marylouise Fennell	Director

* John B. Gerlach, Jr.	Director

Signature:	Title:

* D. James Hilliker	Director

* David P. Lauer	Director

* Jonathan A. Levy	Director

* Wm. J. Lhota	Director

* Gene E. Little	Director

* Gerard P. Mastroianni	Director

* David L. Porteous	Director

* Kathleen H. Ransier	Director

*/s/ Donald R. Kimble Donald R. Kimble	Attorney-in-Fact for each of the persons indicated

Pursuant to the requirements of the Securities Act of 1933, Huntington Capital III has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 13, 2009.

HUNTINGTON CAPITAL III

By:	HUNTINGTON BANCSHARES INCORPORATED as sponsor

/s/  Donald R. Kimble
Name:    Donald R. Kimble

Title:	Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, Huntington Capital IV has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 13, 2009.

HUNTINGTON CAPITAL IV

By:	HUNTINGTON BANCSHARES INCORPORATED as sponsor

/s/  Donald R. Kimble
Name:    Donald R. Kimble

Title:	Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, Huntington Capital V has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 13, 2009.

HUNTINGTON CAPITAL V

By:	HUNTINGTON BANCSHARES INCORPORATED
as sponsor

/s/  Donald R. Kimble
Name:   Donald R. Kimble

Title:	Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, Huntington Capital VI has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 13, 2009.

HUNTINGTON CAPITAL VI

By:	HUNTINGTON BANCSHARES INCORPORATED
as sponsor

/s/  Donald R. Kimble
Name:   Donald R. Kimble

Title:	Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

1(a).*	Form of Underwriting Agreement.
4(a).	Articles of Restatement of Charter — previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.
4(b).	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on May 31, 2007, and incorporated herein by reference.
4(c).	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on May 8, 2008, and incorporated herein by reference.
4(d).	Articles Supplementary — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on April 22, 2008, and incorporated herein by reference.
4(e).	Articles Supplementary — previously filed as Exhibit 3.2 to Current Report on Form 8-K, filed with the SEC on April 22, 2008, and incorporated herein by reference.
4(f).	Articles Supplementary — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on November 14, 2008, and incorporated herein by reference.
4(g).	Articles Supplementary — previously filed as Exhibit 3.4 to Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated herein by reference.
4(h).*	Form of Articles Supplementary.
4(i).	Bylaws, as amended and restated as of July 16, 2008 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on July 22, 2008 and incorporated herein by reference.
4(j).	Senior Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), Trustee — previously filed as Exhibit 4(d) to Form S-3 (File No. 333-131143) filed with the SEC on January 19, 2006, and incorporated herein by reference.
4(k).	Subordinated Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), Trustee — previously filed as Exhibit 4(e) to Form S-3 (File No. 333-131143) filed with the SEC on January 19, 2006, and incorporated herein by reference.
4(l).*	Form of Fixed Rate Note.
4(m).*	Form of Floating Rate Note.
4(n).	Certificate of Trust of Huntington Capital III — previously filed as Exhibit 4(i) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(o).	Declaration of Trust of Huntington Capital III — previously filed as Exhibit 4(j) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(p).	Certificate of Trust of Huntington Capital IV — previously filed as Exhibit 4(k) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(q).	Declaration of Trust of Huntington Capital IV — previously filed as Exhibit 4(l) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.

Exhibit	Description

4(r).	Certificate of Trust of Huntington Capital V — previously filed as Exhibit 4(m) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(s).	Declaration of Trust of Huntington Capital V — previously filed as Exhibit 4(n) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(t).	Certificate of Trust of Huntington Capital VI — previously filed as Exhibit 4(o) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(u).	Declaration of Trust of Huntington Capital VI — previously filed as Exhibit 4(p) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(v).	Form of Amended and Restated Declaration of Trust of Huntington Capital III, IV, V and VI — previously filed as Exhibit 4(q) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(w).	Form of Amended and Restated Trust Agreement for Normal, Stripped and Capital Securities of Huntington Capital IV, V and VI — previously filed as Exhibit 4(u) to Post-Effective Amendment No. 2 to Form S-3 (File No. 333-131143) on March 25, 2008, and incorporated herein by reference.
4(x).	Form of Junior Subordinated Indenture between Huntington Bancshares Incorporated and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee, to be used in connection with the issuance of Junior Subordinated Debt Securities — previously filed as Exhibit 4(r) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(y).	Form of Junior Subordinated Note — previously filed as Exhibit 99.2 to Current Report on Form 8-K filed with the SEC on May 8, 2007 and incorporated herein by reference.
4(z).	Warrant to purchase up to 23,562,994 shares of common stock, issued on November 14, 2008 — previously filed as Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on November 14, 2008 and incorporated herein by reference.
4(aa).*	Form of Warrant Agreement, including form of Warrant Certificate.
4(bb).	Form of Guarantee Agreement for Huntington Capital III, IV, V and VI — previously filed as Exhibit 4(u) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(cc).	Form of Trust Preferred Security — previously filed as Exhibit 4(v) to Post-Effective Amendment No. 1 to Form S-3 (File No. 333-131143) on May 7, 2007, and incorporated herein by reference.
4(dd).	Forms of Normal, Stripped and Capital Securities — previously filed as Exhibit 4(aa) to Post-Effective Amendment No. 2 to Form S-3 (File No. 333-131143) on March 26, 2008, and incorporated herein by reference.
4(ee).	Form of Guarantee Agreement with respect to Normal, Stripped and Capital Securities of Huntington Capital IV, V and VI — previously filed as Exhibit 4(bb) to Post-Effective Amendment No. 2 to Form S-3 (File No. 333-131143) on March 26, 2008, and incorporated herein by reference.
4(ff).*	Form of Purchase Contract Agreement.
4(gg).*	Form of Collateral Agreement.
4(hh).*	Form of Depositary Agreement including form of Depositary Receipt.
4(ii).	Specimen Certificate of Series A Preferred Stock — previously filed as Exhibit 4.1 to Current Report on Form 8-K, filed with the SEC on April 22, 2008, and incorporated herein by reference.

Exhibit	Description

5(a).	Opinion of Venable LLP as to the legality of the common stock, preferred stock, depositary shares, debt securities, junior subordinated debt securities, warrants, guarantees and stock purchase contracts for preferred stock to be issued by Huntington Bancshares Incorporated (including the consent of such counsel).
5(b).	Opinion of Richards, Layton & Finger, P.A. as to the legality of the trust preferred securities to be issued by Huntington Capital III, IV, V and VI (including the consent of such counsel) and the legality of the normal, stripped and capital Securities of Huntington Capital IV, V and VI (including the consent of such counsel).
8(a).*	Opinion as to certain tax matters (including the consent of such counsel).
10(a).*	Form of Remarketing Agreement.
12(a).	Computation of the Ratio of Earnings to Fixed Charges — previously filed as Exhibit 12.1 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and incorporated herein by reference.
12(b).	Computation of the Ratio of Earnings to Fixed Charges and Preferred Stock Dividends — previously filed as Exhibit 12.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and incorporated herein by reference.
23(a).	Consent of Venable LLP (included in Exhibit 5(a)).
23(b).	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5(b)).
23(c).	Consent of Deloitte & Touche LLP.
24(a).	Power of Attorney.
25(a).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Senior Indenture.
25(b).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Subordinated Indenture.
25(c).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Junior Subordinated Indenture.
25(d).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital III.
25(e).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital IV.
25(f).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital V.
25(g).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Declaration of Trust of Huntington Capital VI.
25(h).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital III.
25(i).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. under the Guarantee for the benefit of the holders of the Trustee Preferred Securities of Huntington Capital IV.

Exhibit	Description

25(j).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital V.
25(k).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. under the Guarantee for the benefit of the holders of the Trust Preferred Securities of Huntington Capital VI.
25(l).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as property trustee under the Amended and Restated Trust Agreement for Normal, Stripped and Capital Securities of Huntington Capital IV.
25(m).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as property trustee under the Amended and Restated Trust Agreement for Normal, Stripped and Capital Securities of Huntington Capital V.
25(n).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as property trustee under the Amended and Restated Trust Agreement for Normal, Stripped and Capital Securities of Huntington Capital VI.
25(o).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Normal, Stripped and Capital Securities of Huntington Capital IV.
25(p).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Normal, Stripped and Capital Securities of Huntington Capital V.
25(q).	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Normal, Stripped and Capital Securities of Huntington Capital VI.

*	To be filed subsequently on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.